Exhibit 99.1

THE MIDDLEBY CORPORATION

1400 Toastmaster Drive, Elgin, Illinois 60120 • (847) 741-3300

The Middleby Corporation Completes Acquisition of Taylor Company

Elgin, Ill. (June 22, 2018) – The Middleby Corporation (NASDAQ:MIDD) announced today that it has completed the acquisition of the Taylor Company from UTC Climate, Controls & Security, a unit of United Technologies for $1.0 billion. Taylor is a world leader in beverage solutions, soft serve and ice cream dispensing equipment, frozen drink machines, and automated double-sided grills.

Middleby previously announced it had agreed to acquire the Taylor Company on May 18, 2018.  More information on the acquisition can be found in a presentation entitled “Taylor Acquisition Overview” on the Investor Relations page at www.middleby.com.

ABOUT THE MIDDLEBY CORPORATION

The Middleby Corporation is a global leader in the foodservice equipment industry. The company develops, manufactures, markets and services a broad line of equipment used in the commercial foodservice, food processing, and residential kitchen equipment industries. The company’s leading equipment brands serving the commercial foodservice industry include Anets®, Bear Varimixer®, Beech®, Blodgett®, Blodgett Combi®, Blodgett Range®, Bloomfield®, Britannia®, Carter-Hoffmann®, Celfrost®, Concordia®, CookTek®, CTX®, Desmon®, Doyon®, Eswood®, frifri®, Follett®, Firex®, Giga®, Globe®, Goldstein®, Holman®, Houno®, IMC®, Induc®, Jade®, JoeTap®, Josper®, L2F®, Lang®, Lincat®, MagiKitch’n®, Market Forge®, Marsal®, Middleby Marshall®, MPC®, Nieco®, Nu-Vu®, PerfectFry®, Pitco Frialator®, QualServ®, Southbend®, Star®, Sveba Dahlen®, Taylor®, Toastmaster®, TurboChef®, Wells® and Wunder-Bar®. The company’s leading equipment brands serving the food processing industry include Alkar®, Armor Inox®, Auto-Bake®, Baker Thermal Solutions®, Burford®, Cozzini®, CVP Systems®, Danfotech®, Drake®, Emico®, Glimek®, Hinds-Bock®, Maurer-Atmos®, MP Equipment®, RapidPak®, Scanico®, Spooner Vicars®, Stewart Systems®, Thurne® and Ve.Ma.C.®. The company’s leading equipment brands serving the residential kitchen industry include AGA®, AGA Cookshop®, Brigade®, Fired Earth®, Grange®, Heartland®, La Cornue®, Leisure Sinks®, Lynx®, Marvel®, Mercury®, Rangemaster®, Rayburn®, Redfyre®, Sedona®, Stanley®, TurboChef®, U-Line® and Viking®.

For more information about The Middleby Corporation and the company brands, please visit www.middleby.com

Contact: Darcy Bretz, Investor and Public Relations, (847) 429-7756